                                                                   EXHIBIT 10.25

                            ASSET PURCHASE AGREEMENT

       THIS ASSET PURCHASE AGREEMENT is entered into this ____ day of August, 1998 by and among AMICA WIRELESS PHONE SERVICE, INC., an Illinois_ corporation ("Amica"), and SPECTRASITE COMMUNICATIONS, INC., a Delaware corporation ("SpectraSite").

       WHEREAS, Amica is a wireless communications company which provides PCS service;

       WHEREAS, Amica has leased real property upon which Amica has plans to construct certain improvements including, but not limited to towers and related facilities;

       WHEREAS, Amica desires to assign, sell and convey to SpectraSite some or all of its sites ("Site" or collectively "Sites") as well as certain towers and related facilities in conjunction with the Sites (the "Tower Facilities") which are more particularly described on Schedule II;

       WHEREAS, Amica desires to lease space on the Sites from SpectraSite subsequent to the sale of the Sites to SpectraSite;

       WHEREAS, SpectraSite desires to purchase, and Amica desires to sell certain towers and related facilities, contract rights, property rights and leasehold interests.

       NOW THEREFORE, Amica and SpectraSite do hereby agree as follows:


       1. ASSETS PURCHASED. Amica agrees to grant, bargain, sell, convey and assign to SpectraSite and SpectraSite agrees to purchase and accept from Amica, on the terms and conditions set forth in this Agreement Amica's entire right, title and interest in and to the following:

       (a) those ground leases specified in Schedule I attached hereto ("Prime Leases") together with any and all easements for ingress, egress and utilities which are attendant to the Prime Leases;

       (b) those towers, materials and other tangible property owned by Amica which have been purchased for the Sites whether or not said assets have been affixed to the Sites described in the Prime Leases (collectively "Personal Property") specified in Schedule II attached hereto;

       (c)   the following items as the case may be for each Site:

             (i) the Federal Aviation Administration application, responses, approvals and registration numbers submitted or received by Amica;

             (ii) the zoning permits and approvals, variances, building permits and such other federal, state or local governmental approvals which have been gained or for which Amica has made application;

             (iii) the construction, engineering and architectural drawings and related site plan and surveys pertaining to the construction of the Tower Facilities;

             (iv)  the geotechnical report which has been commissioned by Amica;



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             (v)   the title reports, commitments for title insurance, ownership and encumbrance reports, title opinion letters, copies of instruments in the chain of title or any other information which may have been produced regarding title to the Site;

             (vi) the environmental assessments including phase I reports and any environmental reports involving contemporaneous or subsequent intrusive testing and any other information which may have been produced regarding the environmental condition of the Sites or neighboring real property; and

             (vii) any other information written or otherwise regarding the due diligence investigation made by Amica or its agents, independent contractors or employees regarding the Site.

The items described in paragraphs 1(c) may hereinafter be collectively referred to as "Due Diligence Items" and shall be more particularly described in the Assignment of Prime Lease for each Site. A copy of the prototype Assignment of Prime Leases is attached hereto as Attachment A. The Prime Leases, Personal Property and Due Diligence Items may hereinafter be collectively referred to in this Agreement as the "Assets". Between the date of this Agreement and the Closing Date, Amica will promptly disclose to SpectraSite in writing any information set forth in the representations, warranties, covenants and Schedules herein that is no longer accurate for any reason or any such information that would render such representations, warranties, covenants or Schedules inaccurate if made or delivered on any date between the date hereof and the Closing Date. On and after the Closing Date Amica agrees to execute, acknowledge and deliver such bills of sale, assignments, acknowledgments and other instruments of conveyance and transfer and other documents and do such other acts and things as in the reasonable judgment of SpectraSite shall be necessary to effectively vest in SpectraSite the full legal and/or equitable title of the Assets that are transferred to SpectraSite under this Agreement, free and clear of all liens and encumbrances.

       2.    LIABILITIES ASSUMED.

       (a) Except as otherwise provided below, SpectraSite agrees at Closing to assume and pay, discharge or perform, as appropriate, only the liabilities and obligations of Amica specifically itemized on Schedule IV hereto ("Assumed Liabilities").

       (b) SpectraSite shall not be obligated to assume, agree to pay, discharge or perform, or incur, as the case may be, any liability other than the Assumed Liabilities.

       3. PURCHASE PRICE. The purchase price for the Assets shall be Four Hundred Seventy Three Thousand Nine Hundred Sixty Six Dollars and No/100 ($473,966) ("Purchase Price'), allocated on the basis of Thirty Thousand and No/100 Dollars ($30,000.00) per Site ("Allocated Purchase Price"). A description of the individual Sites is set forth on Schedule I. The Purchase Price shall be reduced by the Allocated Purchase Price for each Site that is rejected by SpectraSite pursuant to paragraph 1.10 of this Agreement which is entitled "Conditions Precedent to SpectraSite's Obligations". The purchase price for the Assets shall be paid in full by SpectraSite at Closing. The operation of Amica's Prime Leases to the close of business through the Closing Date shall be for the account of Amica and thereafter for the account of SpectraSite. Expenses, including but not limited to utilities, personal property taxes, rents and real property taxes, shall be prorated between Amica and SpectraSite as of the close of business on the Closing Date, the proration to be made and paid, insofar as reasonably possible, on the Closing Date.


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       4.    CLOSING.

       (a) Time and Place. The closing ("Closing") of the sale and purchase of the Assets shall take place on the _____ day of August, 1998 ("Closing Date"), or at such other time as the parties may agree in writing.

       (b) Obligations of Amica at the Closing. At the Closing, Amica shall deliver to SpectraSite the following:

             (i) one or more assignments of leases conveying all of the Prime Leases to SpectraSite in substantially the same form as set forth in Attachment A;

             (ii) one or more bills of sale from Amica conveying all of the Personal Property to SpectraSite, in substantially the same the form as set forth in Attachment B;

             (iii) a copy of the resolutions of Amica's board of directors and shareholders, authorizing the execution, delivery and performance of this Agreement and any other agreement to be entered into by Amica in connection herewith, and the transactions contemplated hereby;

             (iv) the consents of the third parties listed on Schedule III including where necessary the consents of the lessors under the Prime Leases. The assets shall be conveyed free and clear of all liens and encumbrances and lien releases from Fleet National Bank as agent; and

             (v) such other assignments, bills of sale, or instruments of conveyance, certificates of officers, and other documents as may be reasonably requested by SpectraSite prior to the Closing to consummate this Agreement and the transactions contemplated hereby.

       5. AMICA'S OPERATION OF BUSINESS PRIOR TO CLOSING. Amica agrees that between the date of this Agreement and the Closing Date, Amica will:

       (a) Continue to operate the Assets in the usual and ordinary course and in substantial conformity with all applicable laws, ordinances, regulations, rules or orders, and will use its best efforts to preserve the Assets, including the relationship with its customers, suppliers, and others having business relations with Amica, with respect to the Assets.

       (b) Not assign, sell, sublease, lease, license or otherwise transfer or dispose of any of the Assets, whether now owned or acquired prior to the Closing.

       (c) Maintain all of its Assets in their present condition, reasonable wear and tear and ordinary usage excepted.

       (d) Maintain all governmental permits and approvals affecting the Sites or the operation of the Tower Facilities.

       6. ACCESS TO SITE AND INFORMATION. At reasonable times prior to the Closing Date, Amica will provide SpectraSite and its representatives with reasonable access during business hours to the assets, titles, contracts, and records of Amica and furnish such additional information concerning Amica's business as SpectraSite from time to time may reasonably request.


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       7.    BEST EFFORT.

       (a) By Amica. Amica will use its best efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of Amica's obligations under this Agreement, and will do all acts and things as may be required to carry out Amica's obligations under this Agreement and to consummate and complete this Agreement.

       (b) By SpectraSite. SpectraSite will use its best efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of SpectraSite's obligations under this Agreement, and will do all acts and things as may be required to carry out SpectraSite's obligations under this Agreement and to consummate and complete this Agreement.

       8. REPRESENTATIONS AND WARRANTIES OF AMICA. Amica represents and warrants to SpectraSite as follows:

       (a) Corporate Existence. Amica is now, and on the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, has all requisite corporate power and authority to own or lease the Assets.

       (b) Corporation Power and Authorization. Amica has full corporate authority to execute and deliver this Agreement and any other agreement to be executed and delivered by Amica in connection herewith, and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate and shareholder action. No other corporate proceedings by Amica will be necessary to authorize this Agreement or the carrying out of the transactions contemplated hereby. This Agreement constitutes a valid and binding agreement of Amica in accordance with its terms.

       (c) Conflict with Other Agreements, Consents and Approvals. With respect to (i) the articles of incorporation or bylaws of Amica, (ii) any applicable law, statute, rule or regulation, (iii) any contract to which Amica is a party or may be bound, or (iv) any judgment, order, injunction, decree or ruling of any court or governmental authority to which Amica is a party or subject, the execution of and delivery by Amica of this Agreement and any other agreement to be executed and delivered by Amica in connection herewith and the consummation of the transactions contemplated hereby will not (a) result in any violation, conflict or default, or give to others any interest or rights, including rights of termination, cancellation or acceleration, (b) require any authorization, consent, approval, exemption or other action by any court or administrative or governmental body which has not been obtained, or any notice to or filing with any court or administrative or governmental body which has not been given or done, or (c) require the consent of any third party except as may be disclosed by Amica on Schedule III.

       (d) Compliance with Laws. Amica's use and occupancy of the Assets, wherever located, has been in compliance with all applicable federal, state, local or other governmental laws or ordinances, the non-compliance with which, or the violation of which, might have a material adverse affect on the Assets, the Assumed Liabilities or the financial condition, results of operations or anticipated business prospects of SpectraSite, and Amica has received no claim or notice of violation with respect thereto. Without in any way limiting the generality of the foregoing, Amica, and only respecting the Assets, is in compliance with, and is subject to no liabilities under, any and all applicable laws, governmental rules, ordinances, regulations and orders pertaining to the presence, management, release, discharge, or disposal of toxic or


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hazardous waste material or substances, pollutants (including conventional pollutants) and contaminants. Amica has obtained all material permits, licenses, franchises and other authorizations necessary for the conduct of its business with respect to the Assets. SpectraSite shall provide Amica notice and a reasonable opportunity to cure any failure to comply with the covenants imposed upon Amica by this paragraph.

       (e) Litigation. Amica has no knowledge of any claim, litigation, proceeding, or investigation pending or threatened against Amica that might result in any material adverse change in the business or condition of Assets being conveyed under this Agreement.

       (f) Brokerage. Amica has not employed any broker, finder or similar agent in connection with the transactions contemplated by this Agreement, or taken action that would give rise to a valid claim against any party for a brokerage commission, finder's fee, or similar compensation.

       (g) Site Acquisition. Amica has performed the following tasks or obtained the following governmental approvals as the case may be for each Site:

             (i) filed and obtained from the Federal Aviation Administration registration numbers for the tower;

             (ii) filed and obtained or has otherwise complied, or will promptly file, obtain or otherwise comply, with any and all necessary federal, state and local governmental laws, regulations and ordinances including but not limited to zoning permits and approvals, variances, building permits and such other federal, state or local governmental approvals which were required for the development of the Tower Facilities;

             (iii) engaged an engineer licensed in the state of Illinois to prepare construction, engineering and architectural drawings and related site plan and surveys pertaining to the construction of the Tower Facilities;

             (iv)  obtained a geotechnical report;

             (v) obtained title reports, commitments for title insurance, ownership and encumbrance reports, title opinion letters, copies of instruments in the chain of title or any other information which may have been produced regarding title to the Site ; and

             (vi) conducted environmental assessments including phase I reports and any reports involving contemporaneous or subsequent intrusive testing and any other information which may have been produced regarding the environmental condition of the Site, any easements or neighboring real property.

       (h) Environmental Compliance. Amica warrants and represents that the sites, the easements and any improvements on the Sites thereon are free of contaminants, oils, asbestos, PCB's, hazardous substances or wastes as defined by federal, state or local environmental laws, regulations or administrative orders or other materials the removal of which is required or the maintenance of which is prohibited, regulated or penalized by any federal, state or local governmental authority ("Hazardous Materials"). Amica's knowledge is limited to that disclosed in the Phase I and Phase II reports, if any, which were obtained by Amica at the time of its acquisition of the Prime Lease for each Site.




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       (i)   Title and No Defaults. Amica represents and warrants the following with regard to each Site:

             (i) it has a good and marketable leasehold interest in and to the Sites which are the subject of the Prime Leases and the Prime Leases are and remain valid and in full force and effect;

             (ii) it has good and marketable title to the Personal Property and Due Diligence Items free and clear of any liens, encumbrances or mortgages;

             (iii) that there have been no prior assignments of the Prime
Leases;

             (iv) the Prime Leases have not been amended, modified or assigned in any manner other than as set forth in the Prime Leases;

             (v) Amica has paid in full as of the date of this Agreement all sums due and owing those vendors which have performed services or provided materials in conjunction with each Site including but not limited to the costs incurred in the preparation of the Due Diligence Items;

             (vi) Amica is not in default under any of the terms of any of the Prime Leases, and Amica has not received actual or constructive notice of the existence of any event which, with the passage of time or the giving of notice or both, would constitute a default by Amica under any of the Prime Leases. All applicable rent and other charges and payments due the lessor under the Prime Leases have been paid in full through the date hereof (except reimbursements for real estate taxes, insurance, utilities or other reimbursements, if any, due for fiscal periods to the extent not yet payable) and shall continue to be paid when due through the Closing Date;

       (j) Accuracy of Representations and Warranties. None of the representations or warranties of Amica contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make statements in this Agreement not misleading. Amica knows of no fact that has resulted, or that in the reasonable judgment of Amica will result in a material change in the Assets that has not been set forth in this Agreement or otherwise disclosed to SpectraSite.

       9. REPRESENTATIONS AND WARRANTIES OF SPECTRASITE. SpectraSite represents and warrants as follows:

       (a) Corporate Existence. SpectraSite is now, and on the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

       (b) Authorization. SpectraSite has full corporate authority to execute and deliver this Agreement and any other agreement to be executed and delivered by SpectraSite in connection herewith, and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate and shareholder action. No other corporate proceedings by SpectraSite will be necessary to authorize this Agreement or the carrying out of the transactions


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contemplated hereby. This Agreement constitutes a valid and binding Agreement of SpectraSite in accordance with its terms.

       (c) Conflict with Other Agreements, Consents and Approvals. With respect to (i) the articles of incorporation or bylaws of SpectraSite, (ii) any applicable law, statute, rule or regulation, (iii) any contract to which SpectraSite is a party or may be bound, or (iv) any judgment, order, injunction, decree or ruling of any court or governmental authority to which SpectraSite is a party or subject, the execution and delivery by SpectraSite of this Agreement and any other agreement to be executed and delivered by SpectraSite in connection herewith and the consummation of the transactions contemplated hereby will not (a) result in any violation, conflict or default, or give to others any interest or rights, including rights of termination, cancellation or acceleration, or (b) require any authorization, consent, approval, exemption or other action by any court or administrative or governmental body which has not been obtained, or any notice to or filing with any court or administrative or governmental body which has not been given or done.

       (d) Brokerage. SpectraSite has not employed any broker, finder or similar agent in connection with the transactions contemplated by this Agreement, or taken action that would give rise to a valid claim against any party for a brokerage commission, finder's fee, or similar compensation.

       (e) Accuracy of Representations and Warranties. None of the representations or warranties of SpectraSite contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make the statements contained herein not misleading.

       10. CONDITIONS PRECEDENT TO SPECTRASITE'S OBLIGATIONS. The obligation of SpectraSite to purchase the Assets is subject to the fulfillment, prior to or at the Closing Date, of each of the following conditions, any one or portion of which may be waived in writing by SpectraSite:

       (a) Representations, Warranties and Covenants of Amica. The representations and warranties of Amica contained herein and the information contained in the Schedules and any other documents delivered by Amica in connection with this Agreement shall be true and correct in all material respects at the Closing; and Amica shall have performed all obligations and complied with all agreements, undertakings, covenants and conditions required by this Agreement to be performed or complied with by it or prior to the Closing.

       (b) Conditions of the Assets. There shall have been no material adverse change in the manner of operation of the Assets prior to the Closing Date.

       (c) No Suit or Actions. At the Closing Date no suit, action, or other proceeding shall have been threatened or instituted to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the contemplated transactions.

       (d) Surveys. SpectraSite shall have the right, at its cost, to have each Site surveyed and to have radio frequency engineering and other engineering analyses performed. SpectraSite covenants that said investigations shall be performed by SpectraSite as soon as practicable after the execution of this Agreement. In the event that any defects are shown by the survey or the engineering analyses, which SpectraSite reasonably believes may adversely affect SpectraSite's



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use of a Site, SpectraSite shall have the right to avoid the assignment of the
Assets for that Site upon written notice to Amica; and

       (e) Environmental Assessments. SpectraSite shall have the right, at its own cost, to have an environmental assessment of the Site performed by an environmental consulting firm of SpectraSite's choice. If the environmental audit reveals that a Site is contaminated with Hazardous Materials, as that term is defined in the Master Design Build Lease Agreement, SpectraSite shall have the right to avoid the assignment of the Assets for that Site; and

       (f) Assignments of Prime Leases. SpectraSite shall have obtained assignments of all Prime Leases conveying the Prime Leases in substantially the same form as set forth in Attachment A.

       11. Conditions Precedent to Amica's Obligations. The obligation of Amica to grant, bargain, sell, convey and assign the Assets is subject to the fulfillment, prior to or at the Closing Date, of each of the following conditions, any one or portion of which may be waived in writing by Amica:

       (a) Representations, Warranties and Covenants of SpectraSite. The representations and warranties of SpectraSite contained herein and any other documents delivered by SpectraSite in connection with this Agreement shall be true and correct in all material respects at the Closing; and SpectraSite shall have performed all obligations and complied with all agreements, undertakings, covenants and conditions required by this Agreement to be performed or complied with by it or prior to the Closing.

       (b) No Suit or Actions. At the Closing Date no suit, action, or other proceeding shall have been threatened or instituted to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the contemplated transactions.

       (c) The parties have negotiated and shall execute simultaneously herewith a Master Design Build Lease Agreement. The use and occupancy of each Site transferred by Amica pursuant to this Agreement shall be subject to and governed by the terms, covenants and conditions of Article III of the Master Design Build Lease.

       12. TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated by written notice of termination at any time before the Closing Date only as follows:

       (a)   By mutual consent of Amica and SpectraSite, without liability;

       (b) By SpectraSite, upon written notice to Amica, given at any time before the Closing Date if the representations and warranties of Amica contained herein were materially incorrect when made or would be materially incorrect on the Closing Date or, if Amica has materially violated any covenants contained in Paragraph 8, or if any other material agreement contained in this Agreement and required to be performed by Amica on or prior to the Closing Date has not been performed and such breach, violation or non-performance is not cured within fourteen (14) days of such notification of intent to terminate unless the nonperformance relates to an item to be accomplished at or before Closing and the fourteen (14) day right to cure would lapse prior to Closing;



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       (c)   By Amica, upon written notice to SpectraSite, given at any time before the Closing Date if the representations and warranties of SpectraSite contained in this Agreement were materially incorrect when made or would be materially incorrect on the Closing Date, or if SpectraSite has materially violated any covenants contained in Paragraph 9, or if any other material agreement contained herein and required to be performed by SpectraSite on or prior to the Closing Date has not been performed and such breach, violation or non-performance is not cured within fourteen (14) days of such notification of intent to terminate;

       (d) By either Amica or SpectraSite in writing, without liability, if any governmental authorization or approval has been denied or refused or if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on SpectraSite or Amica from consummating the transactions contemplated hereby, provided that SpectraSite and Amica shall have used their best efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within thirty (30) days after entry, by any such court or governmental or regulatory agency; if any such denial or refusal applies only to a specific Site, this Agreement shall remain in full force and effect with respect to the other Sites;

       (e) By SpectraSite, without liability, upon written notice to Amica, given at any time before the Closing Date, if any of the conditions precedent set forth in Paragraph 10 hereof have not occurred and such failure to occur is not cured within fourteen (14) days of such notification of intent to terminate unless the nonperformance relates to an item to be accomplished at or before Closing and the fourteen (14) day right to cure would lapse prior to Closing.

       13. RISK OF LOSS. If, prior to Closing, any of the Tower Facilities are materially damaged or destroyed, then SpectraSite may rescind this Agreement in the manner provided above unless arrangements for repair satisfactory to all parties involved are made prior to Closing. Amica agrees to maintain fire and extended coverage casualty insurance through and including the date of Closing covering all of the Tower Facilities in an amount not less than the full replacement value of all of the Tower Facilities.

       14. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement shall survive the Closing of this Agreement, except that any party to whom a representation or warranty has been made in this Agreement shall be deemed to have waived any misrepresentation or breach of representation or warranty of which such party had knowledge prior to Closing and which written notice was provided to the other party. Any party learning of a misrepresentation or breach of representation or warranty under this Agreement shall immediately give written notice thereof to all other parties to this Agreement. The representations and warranties in this Agreement shall survive the Closing anticipated by this Agreement.

       15.   INDEMNIFICATION BY AMICA.

       (a) Amica hereby agrees to indemnify and hold SpectraSite, its successors, and assigns harmless from and against:

             (i) Excepting Assumed Liabilities, any and all damages, losses, claims, liabilities, deficiencies and obligations of every kind and description, contingent or otherwise arising out of or related to the operation of Amica's operation of the Assets prior to Closing, except for damages, losses, claims, liabilities, deficiencies and obligations of Amica expressly assumed by SpectraSite under this Agreement or paid by insurance maintained by Amica, (ii) any liability or obligation of Amica which is not an Assumed Liability, (iii) any and all damage or



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deficiency resulting from any material misrepresentation, breach of warranty or covenant, or nonfulfillment of any agreement on the part of Amica under this Agreement, and (iv) any and all actions, suits, claims, proceedings, investigation, auditors, demands, assessments, fines, judgments, costs and other expenses (including, without limitation, reasonable audit and attorney fees) incident to any of the foregoing;

             (ii) a breach of any representation or warranty made by Amica pursuant to this Agreement;

             (iii) any liabilities or obligations of Amica other than the Assumed Liabilities;

             (iv) any and all environmental damages arising from Amica's use of the Sites during its leasehold interest;

       (b) Amica's indemnity obligations under Section 14 shall be subject to the following:

             (i) If any claim is asserted against SpectraSite that would give rise to a claim by SpectraSite against Amica for indemnification under the provisions of this Section, then SpectraSite shall promptly give written notice to Amica concerning such claim and Amica shall, at no expense to SpectraSite, defend the claim. Amica shall, in its sole discretion, have the right to settle any such claim, and SpectraSite shall execute any documents reasonably necessary to effectuate such settlement.

             (ii) Amica shall not be required to indemnify SpectraSite for an amount that exceeds the total purchase price paid by SpectraSite under this Agreement.

       16. INDEMNIFICATION BY SPECTRASITE. SpectraSite agrees to defend, indemnify, and hold harmless Amica from and against:

       (a) any and all claims, liabilities, and obligations of every kind and description arising out of or related to the operation of the Assets following Closing or arising out of SpectraSite's failure to perform obligations of Amica assumed by SpectraSite pursuant to this Agreement;

       (b) after the Closing, any liability or obligation of Amica which is an Assumed Liability;

       (c) any and all damage or deficiency resulting from any material misrepresentation, breach of warranty or covenant, or nonfulfillment of any agreement on the part of SpectraSite under this Agreement, and

       (d) any and all actions, suits, claims, proceedings, investigation, audits, demands, assessments, fines, judgments, costs and other expenses (including, without limitation, reasonable audit and attorneys fees) incident to any of the foregoing.

       17. CONFIDENTIAL INFORMATION. If for any reason the sale of Assets is not closed, SpectraSite will not disclose to third parties any confidential information received from Amica in



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the course of investigating, negotiating, and performing the transactions contemplated by this Agreement.

       18.   MISCELLANEOUS PROVISIONS.

       (a) Notices. Any notice under this Agreement shall be in writing and shall be effective when actually delivered in person or three days after being deposited in the U.S. mail, registered or certified, postage prepaid and addressed to the party at the address stated in this Agreement or such other address as either party may designate by written notice to the other.

       SpectraSite:           SpectraSite Communications, Inc.
                              8000 Regency Park, Suite 570
                              Cary, NC 27511
                              Attention:  Steve Clark


       With a copy to:        Lewellen & Frazier, PLC
                              Plaza West Building
                              415 North McKinley, Suite 1240
                              Little Rock, AR 72205
                              Attention:  Todd A. Lewellen

       Amica:                 Amica Wireless Phone Service, Inc.
                              327 E. College Street, Suite 381
                              Iowa City, IA 52240
                              Attention:   Bob George

       With a copy to:        Meardon, Sueppel, Downer & Hayes, PLC
                              122 S. Linn Street
                              Iowa City, IA 52240
                              Attention:  Tim Krumm

or at any other address as any party may, from time to time, designate by notice given in compliance with this section.

       (b)   Time. Time is of the essence of this Agreement.

       (c) Survival. Any of the terms and covenants contained in this Agreement which require the performance of either party after the Closing shall survive the Closing.

       (d) Waiver. Failure of either party at any time to require performance of any provision of this Agreement shall not limit the party's right to enforce the provision, nor shall any waiver of any breach of any provision be a waiver of any succeeding breach of any provision or a waiver of the provision itself for any other provision.

       (e) Assignment. Except as otherwise provided within this Agreement, neither party hereto may transfer or assign this Agreement without prior written consent of the other party, such consent shall not be unreasonably withheld.

       (f) Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

       (g) Attorney Fees. In the event an arbitration, suit or action is brought by either party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

       (h) Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

       (i) Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

       (j) Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

       (k) Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

       (l) Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

       (m) Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

       (n) Good Faith, Cooperation and Due Diligence. The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

       (o) Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart.

       (p) Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

       (q) Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

       IN WITNESS WHEREOF, the SpectraSite and Amica have executed this Asset Purchase Agreement as of the date and year first above written.

                                       SPECTRASITE COMMUNICATIONS, INC.

                                       By:
                                           ---------------------------
                                       Name:
                                             -------------------------
                                       Title:
                                              ------------------------

                                                (CORPORATE SEAL)

                                     AMICA WIRELESS PHONE SERVICE,INC

                                       By:
                                           ---------------------------
                                       Name:
                                             -------------------------
                                       Title:
                                              ------------------------

                                                (CORPORATE SEAL)

                                   SCHEDULE I

                            SCHEDULE OF PRIME LEASES


     SITE              LANDLORD             TOTAL

1    BLM-004           PERSCHALL            30,000
2    BLM-005           KINDRED              30,000
3    BLM-006           BROADWELL            30,000
4    BLM-007           LANDERS              30,000
5    BLM-008           ASHBROOK             30,000
6    CHP-016           CARROLL              30,000
7    CHP-022           FOWLER               30,000
8    DEC-033           ELKS LODGE           30,000
9    DEC-034           SLIFER               30,000
10   DEC-035           GINTZ                30,000
11   SPR-047           SCHUH                30,000
12   SPR-049           BYERS PRINTING       30,000
13   SPR-055           BEAM                 30,000
14   CLN-001           RIDDLE               30,000


THE COSTS FOR EACH SITE INCLUDE SITE ACQUISITION, AND CONSTRUCTION MANAGEMENT.

                                   SCHEDULE II

                          SCHEDULE OF PERSONAL PROPERTY


BLM-004 190' ROHN TOWER                                  $26,998

BLM-008 190' ROHN TOWER                                  $26,998
                                                         -------

                                                         $53,996
                                                         =======

                                  SCHEDULE III

                                REQUIRED CONSENTS


FLEET NATIONAL BANK

                                   SCHEDULE IV

                               ASSUMED LIABILITIES

NO LIABILITIES OF AMICA ARE TO BE ASSUMED BY SPECTRASITE.

ATTACHMENT "A"

                          ASSIGNMENT OF LEASE AGREEMENT


       THIS ASSIGNMENT OF LEASE AGREEMENT ("Agreement") is made and entered into as of the _____ day of _________________, 1998, by and between SpectraSite Communications, Inc., a Delaware corporation ("SpectraSite"), J. Frank Wilhite (the "Ground Lessor") and Amica Wireless Phone Service, Inc., an Illinois corporation ("Amica").

       WHEREAS, Amica has entered into a ground lease agreement dated February 9, 1998 (the "Wilhite Lease") for a parcel of real property located in Logan County, Illinois with the Ground Lessor which is more particularly described in the Lease attached hereto as Exhibit "A" (the "Property");

WHEREAS, Amica desires to assign the Wilhite Lease for said Property to SpectraSite; and

       WHEREAS, the Ground Lessor hereby consents to such assignment; and

       WHEREAS, SpectraSite desires to accept an assignment of the Lease.

       NOW, THEREFORE, for and in consideration of the mutual promises outlined herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Amica and SpectraSite do hereby agree as follows:

       1. Assignment. Amica does hereby assign to SpectraSite the Lease together with any easements for ingress, egress and utilities ("Easements") to the Properties. SpectraSite shall assume and agree to be bound by the Lease.

       2.    Covenants of Amica. Amica covenants that it:

       (a) unconditionally and absolutely assigns, transfers, sets over and conveys to SpectraSite, free and clear of all liens, claims and encumbrances, all of Amica's right, title and interest in, to and under the Lease except as such rights may be limited or modified by any (if any) addenda attached to the Lease. Amica represents and warrants to SpectraSite that any and all addenda to the Lease are attached to this Agreement as part of Exhibit "A";

       (b) shall warrant, indemnify and defend the leasehold title assigned to SpectraSite against the lawful claims.

       (c) has no knowledge or notice of any default, defense, offset, claim, demand, counterclaim or cause of action which may presently exist or may hereafter arise under the Lease; and

       (d) irrevocably assigns, transfers, conveys and sets over to SpectraSite all of the right, title and interest of Amica under each and all of the following items:

             (i) the Federal Aviation Administration application, responses, approvals and registration numbers submitted or received by Amica with respect to the tower proposed to be constructed on the Property;

             (ii) the zoning permits and approvals, variances, building permits and such other federal, state or local governmental approvals which have been gained or for which Amica has made application;

             (iii) the construction, engineering and architectural drawings and related site plan and surveys pertaining to the construction of the Tower Facilities on the Property;

             (iv) the geotechnical report for the Property which has been commissioned by Amica;

             (v) the title reports, commitments for title insurance, ownership and encumbrance reports, title opinion letters, copies of instruments in the chain of title or any other information which may have been produced regarding title to the Property and the Easements;

             (vi) the environmental assessments including phase I reports and any reports relating contemporaneous or subsequent intrusive testing, the "FCC Checklist" performed pursuant to NEPA requirements and any other information which may have been produced regarding the environmental condition of the Property, Easements or neighboring real property; and

             (vii) any other information written or otherwise regarding the due diligence investigation made by Amica or its agents, independent contractors or employees regarding the Property or the Easement.

The items described in paragraphs 2.2(d) may hereinafter be collectively referred to as "Site Acquisition Items"; and

       3. Conditions Precedent. SpectraSite's obligation to assume and to perform under the Lease shall be subject to and conditioned upon SpectraSite's personal satisfaction with the review of the Lease and the Site Acquisition Items. SpectraSite's lack of satisfaction with the Lease, the Site Acquisition Items or the occurrence of any other event which effectively prohibits SpectraSite's use of the Property for tower facilities shall relieve SpectraSite from any obligation to accept an assignment of the Lease or to perform under the Lease. The foregoing conditions precedent shall be deemed effectively waived by SpectraSite if SpectraSite does not assert these conditions within sixty (60) days of the date of this Agreement.

       4. Representations and Warranties of Amica. Amica represents and warrants to SpectraSite that:

       (a) The Lease has not been amended, modified or assigned in any manner other than as set forth in the Lease and that the Lease is and remains valid and in full force and effect. Amica has not prepaid any rent or other monies due under the Lease;

       (b)   Amica has the full right and authority to assign the Lease; and

       (c) Amica has paid in full all sums due and owing those vendors which have performed services or provided materials in conjunction with each Site which is the subject of this Agreement prior to the date of the assignment including but not limited to the costs incurred in the preparation of the Site Acquisition Items.

       5. Representations and Warranties of Ground Lessor. The Ground Lessor hereby certifies, with the understanding that SpectraSite is relying upon the statements made herein, the following:

       (a) The Lease constitutes the entire agreement between the parties with respect to the leased property. The Lease has not been amended and there are no other agreements between the Ground Lessor and Amica with respect to the property or the easements which are described in the Lease.

       (b) The Lease is in full force and effect in accordance with its terms. To the best of the Ground Lessor's knowledge, neither party is in default under any of the terms of the Lease, and the Ground Lessor has not received actual or constructive notice of the existence of any event which, with the passage of time or the giving of notice or both, would constitute a default under the Lease.

       (c) All applicable Lease fees (if any) and other charges and payments due the Ground Lessor from Amica under the Lease have been paid in full through the date hereof (except reimbursements for real estate taxes, insurance, utilities or other reimbursements, if any, due for fiscal periods to the extent not yet payable).

       (d) Ground Lessor understands that SpectraSite is relying on the information contained in this instrument, and agrees that SpectraSite may rely on this information, for purposes of determining whether to consummate their transaction. Further, SpectraSite's subsidiaries, affiliates, legal representatives and successor and assigns may rely on the contents of this Instrument. A facsimile of this instrument delivered to SpectraSite by telecopier shall be deemed an original for all purposes.

       (e) Any Notices to be received by SpectraSite Assignee under the Lease shall be deemed properly given if marked to SpectraSite with proper postage or sent via a reputable overnight carrier to the following address:


                      SpectraSite Communications, Inc.
                      8000 Regency Parkway, Suite 570
                      Cary, NC 27511
                      Attention:  Legal Notices

                      With a copy to:

                      Lewellen & Frazier, PLC
                      Plaza West Building
                      415 North McKinley, Suite 1240
                      Little Rock, AR  72205
                      Attn.:  Todd A. Lewellen

       6. Covenants of SpectraSite. SpectraSite covenants that it shall assume Amica's duties and obligations under the Wilhite Lease.

       7. Consent of Ground Lessor. The Ground Lessor hereby acknowledges the right of Amica to assign the Lease to SpectraSite and agrees that all terms of the Lease shall be in full force and effect between the Ground Lessor and SpectraSite as if Lessor and Assignee were the original parties to the Lease and that such assignment shall not violate the terms of the Lease, will not create or cause the Assignee to be liable for any rent in excess of $450.00 per month during the Initial Term or be considered a sublease under the terms of the Lease or any addenda thereto.



              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


       IN WITNESS WHEREOF, SpectraSite, the Ground Lessor and Amica have signed this Agreement as of the date and year first above written.


                                             SpectraSite Communications, Inc.,
                                             a Delaware corporation



                                             By:
                                                -------------------------------
                                                            President
                                                ------------

ATTEST:

------------------------
           Secretary
-----------

[AFFIX CORPORATE SEAL]

                                             Amica Wireless Phone Service, Inc.,
                                             an Illinois corporation


                                             By:
                                                --------------------------------
                                                             President
                                                -------------

ATTEST:

-------------------------
           Secretary
-----------


[AFFIX CORPORATE SEAL]



                                             -----------------------------------
                                             J. Frank Wilhite

                                   EXHIBIT "A"

                              PRIME LEASE AGREEMENT

                                  ATTACHMENT B

                     BILL OF SALE FOR THE PERSONAL PROPERTY

                                  BILL OF SALE

FOR GOOD AND VALUABLE CONSIDERATION PAID, Seller, Amica Wireless Phone Service, Inc., an Illinois corporation, 327 E. College Street, Suite 381, Iowa City, Iowa 53340, does hereby sell, assign, transfer and set over unto Buyer, SpectraSite Communications, Inc., a Delaware corporation, 8000 Regency Parkway, Suite 570, Cary, North Carolina 27511, the following described personal property, to-wit ("Assets"):

       1.    BLM-004 190' Rohn Tower

       2.    BLM-008 190' Rohn Tower


which property is now located at St. Anne, Illinois in the possession of P & D Antenna. The above named Buyer does hereby assent to becoming the owner of the above described property.

All of these Assets are transferred to Buyer, its successors and assigns, to have and to hold for Buyer's and their own proper right, use and benefit forever. Seller covenants with Buyer, its successors and assigns, that Seller is the lawful owner of the Assets and has good right to sell the Assets and that the Assets are free from all liens and encumbrances. Seller will warrant and defend title to the assets against any and all lawful claims and demands whatsoever. Words and phrases herein, including acknowledgement hereof, shall be construed as in the singular or plural number, and as the appropriate gender, according to the context.

Signed this _____ day of ____________________, 1998.


AMICA WIRELESS PHONE SERVICE, INC.              SPECTRASITE COMMUNICATIONS, INC.

By:                                             By:
   --------------------------------                -----------------------------
      Clayton N. Bodnarek, General Manager

      SELLER                                    By:
                                                   ----------------------------

                                                      BUYER

STATE OF IOWA   )
                )SS
JOHNSON COUNTY  )

       On this _____ day of _____________________, 1998 before me, the undersigned, a Notary Public in and for said County and said State, personally appeared Clayton N. Bodnarek, to me personally known, who, being by me duly sworn, did say that he is the General Manager of said corporation; that said Instrument was signed on behalf of said corporation by authority of its Board of Directors; and that the said General Manager as such officer, acknowledged the execution of said instrument to be the voluntary act and deed of said corporation, by it and by him voluntarily executed.


                                      ------------------------------------------
                                      NOTARY PUBLIC IN AND FOR THE STATE OF IOWA

STATE OF __________)
                   )SS
____________ COUNTY)

       On this _____ day of _______________, 1998 before me, the undersigned, a Notary Public in and for said County and State, personally appeared ________________________________, and _____________________________________, to
me personally known, who, being by me duly sworn, did say that they are the _________________________ and _______________________ (respectively, of said corporation; that (no seal has been procured by the said) (the seal affixed thereto is the seal of said) corporation; that said Instrument was signed (and sealed) on behalf of said corporation by authority of its Board of Directors; and that the ___________________________ and _______________________________ as
such officers, acknowledged the execution of said Instrument to be the voluntary act and deed of said corporation, by it and by them voluntarily executed.


                                      ------------------------------------------
                                      NOTARY PUBLIC FOR SAID STATE